SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): March 17, 2004

                            POINT THERAPEUTICS, INC.
               (Exact Name of Registrant as Specified in Charter)


                       DELAWARE                 0-19410
              (State or Other Jurisdiction (Commission File Number)
                      of Incorporation)

                 125 SUMMER STREET, BOSTON, MASSACHUSETTS 02110
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (617) 933-2130

                                       N/A

          (Former Name or Former Address, if Changed Since Last Report)


Item 5.  Other Events and Regulation FD Disclosure.

         Point Therapeutics, Inc. ("the Company") issued a press release on March 17, 2004 announcing that that it revised the time for the webcast outlining its current projected clinical program which will now be held on Tuesday, March 23, 2004 at 4:30 PM ET. The Company's CEO and President Don Kiepert, along with Senior Vice President of Clinical and Regulatory Affairs, Maggie Uprichard, and Senior Vice President of Research, Barry Jones, will provide an overview of the Company's technology, the current status of the clinical program, and details on the four Phase 2 trials planned for 2004 as well as be available for questions.

         A copy of the press release dated March 17, 2004 is being filed as
         Exhibit 99.1 to this Current Report on Form 8-K.


Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.

         99.1 - Press release issued by Point Therapeutics, Inc., dated March 17, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  POINT THERAPEUTICS, INC.


March 17, 2004                    By:/s/ Donald R. Kiepert, Jr.
                                  -----------------------------
                                  Name:   Donald R. Kiepert, Jr.
                                  Title:  President, Chief Executive Officer

                                  EXHIBIT INDEX

The following exhibit is filed herewith:

Exhibit     Description
-------     -----------

99.1 Press release issued by Point Therapeutics, Inc. on March 17, 2004 announcing that that it revised the time for the webcast outlining its current projected clinical program which will now be held on Tuesday, March 23, 2004 at 4:30 PM ET. The Company's CEO and President Don Kiepert, along with Senior Vice President of Clinical and Regulatory Affairs, Maggie Uprichard, and Senior Vice President of Research, Barry Jones, will provide an overview of the Company's technology, the current status of the clinical program, and details on the four Phase 2 trials planned for 2004 as well as be available for questions.